As filed with the Securities and Exchange Commission on July,     2008

Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AYERS EXPLORATION INC.
(Exact name of registrant as specified in its charter)

NEVADA	1400	TBA
(State of incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

Ayers Exploration Inc. #6 Harston Avenue, Mosman Sydney, Australia 2088 1 411-199-319_________________ (Address, Zip Code and Telephone Number of Principal Executive Offices)	Empire Stock Transfer 7251 West Lake Mead Blvd Suite 300 Las Vegas, NV 89128 (702) 562 4091_________________ (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.          |X|

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [  ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company[X]

CALCULATION OF REGISTRATION FEE
Securities To Be Registered	Amount To Be Registered	Offering Price Per Share (1)	Aggregate Offering Price (2)	Registration Fee
Common Stock:	3,690,000	$0.10	$369,000	$14.50

(1) Based on the last sales price in September 2006

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

No exchange or over-the-counter market exists for our shares.  The offering price was established by management and does not reflect market value, assets or any established criteria of valuation.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

Prospectus

Ayers Exploration Inc.
3,690,000 Shares of Common Stock

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

Before this offering, there has been no public market for the common stock.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" STARTING AT PAGE 7.

	Price Per Share	Aggregate Offering Price	Dollar Amount to be Registered
Common Stock	$0.10	$369,000	$369,000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board or equivalent market, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price based upon the price of the last sale of our common stock to investors.  There is no assurance of when, if ever, our stock will be listed on an exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise and any representation to the contrary is a criminal offense.

The date of this prospectus is ____________________.

SUMMARY OF OUR OFFERING

This summary highlights important information about our business and about this offering. Because it is a summary, it does not contain all the information you should consider before investing in the common stock. So, please read the entire prospectus.

Our Business

We intend to be in the business of mineral clay exploration.  We have an option to acquire a 100% interest in the Mt. Cotton1 mining claim, (hereinafter referred to as the "Mt. Cotton Property"). The option was granted for an initial issuance of 200,000 common shares of our Company to Redpath Clay Corp.  Title to the Mt. Cotton Property is held by Redpath.

Our objective is to conduct mineral exploration activities on the mineral claims in order to assess whether it possesses economic reserves of mineral clay.  We have not yet identified any economic mineralization on the property.  We have a mineral report which indicates that further exploration is warranted.  Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated in the State of Nevada on February 10, 2006. Our administrative office is located at 6 Harston Avenue, Mosmon, Sydney Australia 2088 and our registered statutory office is located at Suite 300 - 7251 West Lake Mead Blvd, Las Vegas, Nevada 89128. Our telephone number is 61 411-199-319.  Our fiscal year end is December 31.

Some previous exploration work has been done on our mineral claims by another company.

The Offering

Following is a brief summary of this offering:

Securities being offered	Up to 3,690,000 shares of common stock, par value $0.001.
Offering price per share
The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.
Termination of the Offering
The offering will conclude when all of the 3,690,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144(k) or we decide at any time to terminate the registration of the shares at our sole discretion.  In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued and to be Issued	5,690,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.
Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

SUMMARY FINANCIAL INFORMATION

Balance Sheet Data at March 31, 2008
Cash:	$52,299
Total Assets	$56,217
Liabilities:	$2,500
Total Stockholders Equity:	$53,717

RISK FACTORS

Please consider the following risk factors before deciding to invest in the common stock.

RISKS ASSOCIATED WITH OUR COMPANY:

1.           We need to continue as a going concern if our business is to succeed, if we do not we will go out of business.

Our independent accountant's report to our audited financial statements for the period ended December 31, 2007, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.  Such factors identified in the report are our accumulated deficit since inception, our failure to attain profitable operations and our dependence upon obtaining adequate financing to pay our liabilities.  If we are not able to continue as a going concern, it is likely investors will lose their investments.

2.           It is unlikely that we will ever find any reserves on our mineral claims. If we do not find any reserves on our mineral claims we will likely go out of business and you may lose your entire investment.

A mineral reserve is that part of a mineral deposit, which could be economically and legally extracted or produced at the time of the reserve determination. It is unlikely that we will ever find any reserves on our mineral claims. If we do not find any reserves on our mineral claims we will likely go out of business and you may lose your entire investment.

3.           If we do not obtain additional financing, our business will fail.

Our current operating funds are less than necessary to complete all intended exploration of the property, and therefore we will need to obtain additional financing in order to complete our business plan.  As of March 31, 2008, we had cash in the amount of $52,299. We currently do not have any operations and we have no income.

Our business plan calls for significant expenses in connection with the exploration of the property.  We do not currently have sufficient funds to conduct initial exploration on the property and require additional financing in order to determine whether the property contains economic mineralization.  We will also require additional financing if the costs of the exploration of the property are greater than anticipated.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market prices for copper, silver and gold, investor acceptance of our property and general market conditions.  These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders.  The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

4.           Because we have not commenced business operations, we face a high risk of business failure.

Although we are preparing to commence exploration on the property in the summer of 2008, we have not yet commenced exploration on the property.  Accordingly, we have no way to evaluate the likelihood that our business will be successful.  We were incorporated on February 10, 2006 and have been involved primarily in organizational activities and the acquisition of our mineral property.  We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We therefore expect to incur significant losses into the foreseeable future.  We recognize that if we are unable to generate significant revenues from development of the mineral claims and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

5.            We lack an operating history and we expect to have losses in the future.

We have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the following:

Our ability to locate a profitable mineral property;

Our ability to generate revenues; and

Our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

6.           We have no known ore reserves and we cannot guarantee we will find any significant clay soils, or if we find clay soil, that production will be profitable. Even if we are successful in discovering clay soil or other mineralized material we may not be able to realize a profit from its sale. If we cannot make a profit, we may have to cease operations.

We have no known clay soil reserves. We have not identified any significant clay soil on the mineral claims and we cannot guarantee that we will ever find any clay soil. The report we reviewed in selecting the mineral claims for exploration are old and may be out of date. Even if we find that there is clay soil on our mineral claims, we cannot guarantee that we will be able to recover the clay soil in a cost effective manner. If we cannot find clay soil or it is not economical to recover the clay soil, we will have to cease operations.

7.           Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  The payment of such liabilities may have a material adverse effect on our financial position.

8.           If we define an economic ore reserve and achieve production, it will decline in the future. An ore reserve is a wasting asset.

Our future ore reserve and production, if any, will decline as a result of the exhaustion of reserves and possible closure of any mine that might be developed.  Eventually, at some unknown time in the future, all of the economically extractable ore will be removed from the properties, and there will be no ore remaining unless we are successful in near mine site exploration to extend the life of the mining operation. This is called depletion of reserves. Ultimately, we must acquire or operate other properties in order to continue as an on going business. Our success in continuing to develop reserves, if any, will affect the value of your investment.

9.           Mining accidents or other adverse events at our property could reduce our production levels.

If and when we reach production it may fall below estimated levels as a result of mining accidents, cave-ins or flooding on the properties. In addition, production may be unexpectedly reduced if, during the course of mining, unfavorable ground conditions or seismic activity are encountered, ore grades are lower than expected, or the physical or metallurgical characteristics of the ore are less amenable to mining or processing than expected. The happening of these types of events would reduce our profitably or could cause us to cease operations which would cause you to lose part or all of your investment.

10.           Because we are small and do not have much capital, we must limit our exploration and consequently may not find mineralized material. If we do not find mineralized material, we will cease operations.

Because we are small and do not have much capital, we must limit our exploration. Because we may have to limit our exploration, we may not find mineralized material, although our mineral claims may contain mineralized material. If we do not find mineralized material, we will cease operations.

11.           If we become subject to onerous government regulation or other legal uncertainties, our business will be negatively affected.

There are several governmental regulations that materially restrict mineral property exploration and development. Under Australian mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws do not affect our current exploration plans, if we proceed to commence drilling operations on the mineral claims, we will incur modest regulatory compliance costs.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues.  In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied.  These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

RISKS ASSOCIATED WITH THIS OFFERING:

12.           Because there is no public trading market for our common stock, you may not be able to resell you stock.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS.

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Such factors include, those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as those discussed elsewhere in this prospectus. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price, based upon the price of the last sale of our common stock to investors.  There is no assurance of when, if ever, our stock will be listed on an exchange.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 3,690,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1.
3,300,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed in July 2006;

2.
200,000 shares of our common stock that a selling shareholder  acquired from us pursuant to a property option agreement that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed in July 2006; and

3.
190,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed in September 2006.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	The number of shares owned by each prior to this offering;
2.	The total number of shares that are to be offered for each;
3.	The total number of shares that will be owned by each upon:

(a)	completion of the offering; and
(b)	the percentage owned by each upon completion of the offering.

Name and Address of Shareholders	Number of Shares Owned Before Offering	Total Number of Shares to be Offered during Offering	Number of Shares Owned Upon Completion of the Offering	Percentage Owned upon completion of the Offering
LIN CRAMER 270 RAINBOW ST COOGEE SYDNEY 2034	25,000	25,000	0	0
RAJNISH SHARMA 18 BRAYNT ST ROCKDALE SYDNEY 2216	17,000	17,000	0	0
MARIA ALOE 20 CAMPBELL AVE LEICHHARDT SYDNEY 2040	45,000	45,000	0	0
BENJAMIN HUDSON 398 PITT ST SYDNEY 2000	1,000	1,000	0	0
PAMELA THEOPHILOU 26 ELAROO AVENUE PHILLIP BAY SYDNEY 2036	3,000	3,000	0	0
JAKE CHIMES 20 BUWDARRA ROAD BELLEVUE HILLS SYDNEY 2023	1,000	1,000	0	0

Name and Address of Shareholders	Number of Shares Owned Before Offering	Total Number of Shares to be Offered during Offering	Number of Shares Owned Upon Completion of the Offering	Percentage Owned upon completion of the Offering
ALLISON GRAY 213/50 MURRAY ST PYRMONT SYDNEY 2009	2,000	2,000	0	0
JOHN CONNELLY 4/114-116 BROOK ST SYDNEY 2034	2,000	2,000	0	0
MARK GALLAGHER 4/24 OBERON ST SYDNEY 2031	2,000	2,000	0	0
MARIA GIORDANO 1 MARY STREET1 LEICHHARDT SYDNEY 2040	2,500	2,500	0	0
CHARLIE ALOE 20 CAMPBELL AVE LEICHHARDT SYDNEY 2040	1,000	1,000	0	0
CAMERON SPEERS 213/50 MURRAY ST DARLING HARBOUR SYDNEY 2000	42,800	42,800	0	0

Name and Address of Shareholders	Number of Shares Owned Before Offering	Total Number of Shares to be Offered during Offering	Number of Shares Owned Upon Completion of the Offering	Percentage Owned upon completion of the Offering
SAM GUARERRA 42 ZOELLER STREET CONCORD SYDNEY 2137	20,000	20,000	0	0
ANTHONY SPEERS 302/50 MURRAY STREET DARLING HARBOUR SYDNEY 2009	6,000	6,000	0	0
FRANCES GUARERRA 42 ZOELLER ST CONCORD SYDNEY 2137	2,000	2,000	0	0
RINA MORREL 8/42 GROVE ST LILYFIELD SYDNEY 2046	5,000	5,000	0	0
VINCE PARDO 21 TENNYSON ROAD BREAKFAST POINT SYDNEY 2137	5,000	5,000	0	0
MADLEN PARDO 21 TENNYSON ROAD BREAKFAST POINT SYDNEY 2137	4,200	4,200	0	0

Name and Address of Shareholders	Number of Shares Owned Before Offering	Total Number of Shares to be Offered during Offering	Number of Shares Owned Upon Completion of the Offering	Percentage Owned upon completion of the Offering
TERESA TERAN GIORDANO P/ JOSE LUIS HIDALGO N 6 5C TORRE LAVEGA CANTABRIA SPAIN 39400	2,000	2,000	0	0
JULIO TERAN PENA P/ JOSE LUIS HIDALGO N 6 5C TORRE LAVEGA CANTABRIA SPAIN 39400	1,500	1,500	0	0
TERESA CURSON 6 HARSTON AVENUE MOSMON SYDNEY 2088	420,000	420,000	0	0
MARTIN CHIMES 26 COWAN DRIVE COTTAGE POINT SYDNEY 2084	450,000	450,000	0	0
MEL SPEERS 44 CHIPPEN STREET CHIPPENDALE SYDNEY 2008	270,000	270,000	0	0
PETER BARON 7/20 RICKETTY STREET MASCOT SYDNEY 2088	150,000	150,000	0	0

Name and Address of Shareholders	Number of Shares Owned Before Offering	Total Number of Shares to be Offered during Offering	Number of Shares Owned Upon Completion of the Offering	Percentage Owned upon completion of the Offering

MATHEW GUARERRA 3/192 PARRAMATTA ROAD STANMORE SYDNEY 2048	10,000	10,000	0	0
ANDREW ALOE 20 CAMBELL AVENUE LEICHHARDT SYDNEY 2040	15,000	15,000	0	0
CHRIS WYBENGA 9/51 PITT STREET SYDNEY 2000	90,000	90,000	0	0
JOSE TERAN ROCIO NO. 6 BARCENA DE PIE DE CONCHA CANTABRIA SPAIN 39420	10,000	10,000	0	0

ISABEL TERAN ROCIO NO. 6 BARCENA DE PIE DE CONCHA CANTABRIA SPAIN 39420	20,000	20,000	0	0
DEANNA WHITEFORD 50/134 BULWARRA RD PRYMONT SYDNEY 2026	25,000	25,000	0	0

Name and Address of Shareholders	Number of Shares Owned Before Offering	Total Number of Shares to be Offered during Offering	Number of Shares Owned Upon Completion of the Offering	Percentage Owned upon completion of the Offering
JADE CURSON 6 HARSTON AVE MOSMAN SYDNEY 2088	45,000	45,000	0	0
ANDREW BETTS MAROUBRA SYDNEY 2035	300,000	300,000	0	0
FIRYAL SHANNIR 130 BROOME ST MAROUBRA SYDNEY 2035	340,000	340,000	0	0
BRIAN HAMILTON 6/22 CENTRAL AVE MANLY SYDNEY 2095	480,000	480,000	0	0
LISA ALOE 20 CAMPBELL AVE LEICHHARDT SYDNEY 2040	450,000	450,000	0	0
ANDREW MORRELL 8/42 GROVE ST LILLYFIELD SYDNEY 2040	60,000	60,000	0	0

Name and Address of Shareholders	Number of Shares Owned Before Offering	Total Number of Shares to be Offered during Offering	Number of Shares Owned Upon Completion of the Offering	Percentage Owned upon completion of the Offering
TONY ALOE 20 CAMPBELL AVE LEICHHARDT SYDNEY 2040	15,000	15,000	0	0
MICHAEL BASKIN 14/101 GRAFTON ST BONDI JUNCTION SYDNEY 2022	30,000	30,000	0	0
DOM PARDO 38/21 TENNYSON RD BREAKFAST POINT SYDNEY 2137	45,000	45,000	0	0
REDPATH CLAY CORP. 2 LEE STREET HAYMARKET SYDNEY 2000	200,000	200,000	0	0
CARMEN BUENAGA 6 HENRY ST COOGEE SYDNEY 2031	75,000	75,000	0	0

Each named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 5,690,000 shares of common stock outstanding on the date of this prospectus.

Teresa Curson is the wife of Greg Curson, our President, CEO, Secretary, Treasurer and director and the mother of Jade Curson shareholder.

Martin Chimes is the father of Jake Chimes.

Mel Speers is the father of Cameron Speers and Anthony Speers.

Matthew Guarrera is the son of Frances Guarrera and the brother of Sam Guarrera.

Andrew Aloe is the father of Tony Aloe and Lisa Aloe and the husband of Maria Aloe.

Isabel Teran is the daughter of Jose Teran.

Dom Pardo is the son of Vince Pardo.

Andrew Morrell is the husband of Rina Morrell.

Charlie Aloe is father of Andrew Aloe.

Teresa Teran Giordano is the daughter of Julio Teran Giordano.

Other than as described above, none of the selling shareholders:

1.           Has had a material relationship with us other than as a shareholder at any time within the past three years; or

2.           Has ever been one of our officers or directors.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.  There is no assurance of when, if ever, our stock will be listed on an exchange.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal.  Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser.

The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. The selling shareholders and any broker-dealer who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales.

None of the selling shareholders has any arrangement or agreement with any broker-dealer or underwriting firm to resell any shares on behalf of the selling shareholders.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required by Item 507 of Regulation S-B concerning the identity of each selling shareholder and he or her relationship to us.  There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.  We are bearing all costs relating to the registration of the common stock.  These are estimated to be $17,015. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;
2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements
•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
•	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

•	bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

BUSINESS

In General

We intend to commence operations as an exploration stage mineral exploration company. As such, there is no assurance that a commercially viable mineral deposit exists on our mineral claims.  Further exploration will be required before a final evaluation as to the economic and legal feasibility of the mineral claims is determined.

We will be engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We acquired an option to acquire a 100% undivided right, title and interest in and one parcel of land subject to an Exploration Permit for Minerals in Queensland, Australia, specifically mineral clay deposits.  The option agreement is with Redpath Clay Corp.  The parcel of land comprises 5.4 acres located 25 west of Sheldon, Queensland, Australia.

Our plan of operation is to determine whether the mineral claims contain reserves of mineral clay deposits that are economically recoverable.  The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

Even if we complete our proposed exploration programs on the property and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Mt. Cotton Property Option Agreement

In July 2006, we entered into an option agreement (the “Option”) with Redpath Clay Corp. to acquire up to a 100% interest in the Mt. Cotton Property, a mineral claim comprising 5.4 acres located 25 miles west of Sheldon, Queensland, Australia.  Under the term of the Option we can earn a 100% interest by issuing  Redpath  200,000 shares on signing (completed) and issuing an additional 200,000 shares upon commencement of commercial production on the Mt. Cotton Property.

Title to the Mt. Cotton Property

The Mt. Cotton Property consists of one parcel of land totaling 5.4 acres.  A "mineral claim" refers to a specific section of land over which a title holder owns rights to exploration to ground.  In July 2006, we entered into the Option with Redpath Clay Corp. to acquire up to a 100% interest in the Property.  Such rights may be transferred or held in trust.  The claim comprising the Mt. Cotton property is registered 100% in the name of Redpath Clay Corp.  The registration of the claims in the name of a trustee does not impact a third party's ability to commence an action against us respecting the Mt. Cotton property or to seize the claims after obtaining judgment.  Redpath Clay Corp. holds the exploration permit with the government of the State of Queensland.

Location and Access and Property Description

(1)	The Mt. Cotton Property consists of 5.4 acres located 25 miles west of Sheldon, Queensland, Australia.

(2)
The site lies to the east of Mt Cotton Road, and is bounded by industrial properties to the south, north and east.  The site encloses an area of 5.4 acres.  The finished surface of the property consists predominately of bare earth.  The property contains several metres of fill of unknown origin.

Glossary of Terms

The following are the definitions of some of the highly technical and geological terms  which follow below.

Acid sulfate soils: are naturally occurring soils, sediments or organic substrates (e.g. peat) that are formed under waterlogged conditions. These soils contain iron sulfide minerals (predominantly as the mineral pyrite) or their oxidation products.

Argillite: is a fine-grained sedimentary rock composed predominantly of indurated clay particle

Greywacke: a grey, earthy rock which is a variety of sandstone generally characterized by its hardness, dark color, and poorly-sorted, angular grains of quartz, feldspar, and small rock fragments set in a compact, clay-fine matrix.

Quartzite: is a hard, metamorphic rock which was originally sandstone. Sandstone is converted into quartzite through heating and pressure usually related to tectonic compression within orogenic belts.

Sandstone: is a sedimentary rock composed mainly of sand-size mineral or rock grains.

Previous Work

The Mt. Cotton property was discovered in 2001 by Environmental & Licensing Professionals.  In 2001 Environmental & Licensing Professionals retained Earthtech Consultants (QLD) Pty Ltd to undertake geotechnical investigations on the Mt. Cotton Property.  The scope of the investigation was to identify the presence of mineral clay deposits and to provide assessment of the following:

*	ground and subsurface conditions;
*	plasticity and extent of any clay encountered;
*	possible extraction difficulties (including groundwater and shallow rock);
*	sampling of shallow soils for screening for the presence of acid sulphate soils; and
*	limited sampling and testing of shallow soils from two locations, to screen for a range of common soil contaminants, and general inspection of the site for signs of recent surface contamination.

Geotechnical: Mt. Cotton Property

We have a geotechnical report on the Mt. Cotton Property. The report by Earthtech Consultants, professional geotechnical and environmental consultants, provides an assessment of the property and sets out recommendations. The geotechnical report makes a recommendation for further exploration work and concludes the clay resource is suitable for the use in manufacture of clay bricks.  The Mt. Cotton Property is subject to an Exploration Permit for Minerals (EPM), specifically mineral clay deposits.

In the report, Earthtech sets out to assess the extent of presence of clay soils on the property in order  to qualify the then existing EPM to mine mineralized clay for use in the manufacture of bricks.  The workscope of the report included assessment of the depth, lateral extent and composition of clay soils on the property.  The detection of any Acid Sulphate Soils and or contaminated surface soils was used to highlight and define any constraints that may be placed on the proposed mining activities because of their presence.

Fieldwork for the investigation was carried out in June 2001.  Four boreholes were drilled at evenly spaced locations within the area of the site proposed for mining.  The work was undertaken using a mounted drilling rig equipped with 100mm diameter solid flight augers, equipped with a Tungsten Carbide bit.  Undisturbed soil samples were recovered from each borehole for visual classification and laboratory testing, to assess clay content.

Soils that were visually assessed as likely to contain Acid Sulphate Soils were sampled and screened.  Soils were also sampled from shallow depths at two locations where contaminants were understood possibly have been stored.  The samples were analyzed for a range of common contaminants including: heavy metals and arsenic.

The samples were tested by the Australian Government Analytical Laboratories.  The methods used were those published by United States Protection Agency SW-846 Methods. Analytical results indicated that there were no significant levels of any of the contaminants screened for in any of the samples tested.

Reports Conclusions

The natural clay soils encountered over much of the Mt. Cotton Property to depths ranging from 43 feet to 8 feet, consist of medium plasticity sandy and silty clays.  Conditions encountered in the boreholes indicate that the excavation of materials ranging from 13 feet to deeper than 43 feet will be possible using conventional excavation and earthmoving equipment such as dozers, backhoes and medium sized excavators.  Based on the four boreholes drilled in an area of about 262 feet by 427 feet, the report estimates that about 91,557 cubic yards of extractable clay is present.

The report anticipates that the natural material derived from the site would be a mixture of low and medium plasticity sandy and silty clays containing some clayey sands bands of gravel.

Results of limited laboratory testing and inspection of samples and local geology indicate that the clay is residual.  The report concludes that clay/silt/sand mixes such as the ones found on the Mt. Cotton Property would be suitable for the manufacture of clay bricks.

Earthech makes specific recommendations based on their conclusions to determine the potential of the property to host economic quantities of clay. They recommend that an X-Ray diffraction assessment is completed to confirm the clay mineralogy.

We intend to formulate an exploration program based on the recommendations in Earthtech’s report for an initial phase of exploration. We anticipate the program to be as follows:

We will commence an initial program of data acquisition, review and compilation of historic geological information to further assess the property. We also believe geological mapping and further rock geochemical sampling are warranted to further assess the Property.

We intend to implement an exploration program and intend to proceed in the following two phases all of which it is intended will be performed or supervised by a geologist with significant exploration experience, and by independent contractors hired by us.

Phase 1, will include data acquisition, compilation, review and confirmation sampling, budgeted as follows:

Data Acquisition, review and compilation:	$10,000
X-Ray diffraction assessment:	$6,000
Geochemical analyses-100 samples:	$2,500
Travel expenses-accommodation, board:	$1,000
Vehicle Rental-14 days:	$1,400
Airfare-Sydney to Sheldon, return:	$750
Field Supplies, communications:	$1,250
Report preparation, result compilation:	$2,000
Miscellaneous:	$400
Total:	$25,300

Data acquisition will begin with research of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the prospect sites. We have recently begun this phase of the exploration process on the properties. We anticipate that this activity will take approximately one month.

As set out above, we may also conduct an X-Ray diffraction assessment to confirm the clay mineralogy.

Phase 1 will take about 3 months and cost approximately 25,000. We currently have adequate capital to complete the various stages of Phase 1.

Phase 2 involves the extraction of the mineralized clay.  We will formulate a detailed program for Phase II once we have determined the extent, if any, of mineralized clay on the Mt. Cotton Property.

Following completion of Phase 1, our board of directors will make the assessment whether to continue exploration based on an analysis of results of our initial exploration efforts and based on advice from our contracted geologist. Criteria we will consider in making this assessment include the results of the X-Ray diffraction assessment to confirm the clay mineralogy.

We do not have any agreement with Earthtech to provide geological services for planned exploration work on the mineral claims.

Mineral claims Geology and Soil Landscape

The Mt. Cotton Property is in an area of the Neranleigh Fernvale Beds, comprising greywacke, argillite, quartzite, chert, shale, sandstone and greenstone. The source of the above description of the rock formation and mineralization of the mineral claims was the 1:100,000 scale Geological Map of Beenleigh.

Reference to “The Soil Landscapes of Brisbane and South-eastern Environs-CSIRO 1987”, indicates that the Property is located in the area of ‘Soils with Markedly Differentiated Profiles’.  The dominant soil group consists of red-yellow podzolic soils with lithosols and some gleyed podzols, within a landscape of ‘Low hills of greywacke, phyllite and shale’.

Previous Exploration

As stated above some previous work has been completed on the mineral claims.

Competitive and Other Factors

The clay industry is fragmented. We compete with other exploration companies looking for clay. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the clay extraction market. While we compete with other exploration companies, there is no competition for the exploration or removal of minerals from our mineral claims. Readily available clay markets exist in Australia United States and around the world for the sale of gold.

We may not have access to all of the supplies and materials we need to begin exploration that could cause us to delay or suspend operations. Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

Uses of Mineralized Clays

All types of clay and shale are used in the structural products industry but, in general, the clays that are used are considered to be relatively low grade. Clays that are used for conduit tile, glazed tile, and sewer pipe are underclays and shales that contain large proportions of kaolinite and illite. The semirefractory plastic clays found directly beneath the coal seams make the best raw material for the above mentioned uses. Brick and drain tile can be made from a wide variety of clays depending on their location and the quality of product desired. Clays used for brick and drain tile must be plastic enough to be shaped. In addition, color and vitrification range are very important.  For common brick, drain tile, and terra-cotta, shales and surface clays are usually suitable, but for high-quality face bricks, shales and underclays are used. Geographic location is a prime factor in the type of clay used for structural clay products because, in general, these products cannot be shipped great distances without excessive transportation costs. Many raw materials of questionable quality are utilized in certain areas because no better raw material is available nearby.

The cement industry uses large quantities of impure clays and shales. Clays are used to provide alumina and silica to the charge for the cement kiln.   We anticipate that the type of clay we will extract wuld be used for the manufacture of clay bricks.  This is due to the indicated low to medium plasticity, low to medium shrinkage characteristics and a significant inert silt and sand component. We do not yet have any proven clay reserves.

Regulations

Our mineral exploration program is subject to Australian mining law and regulation.   Specifically, the  laws and regulations of the State of Queensland.

All landholdings (tenements) in Australia are subject to regulation.  In Queensland, tenements are granted as either exploration permits, mineral development licenses or mining leases.

Exploration permits can only be applied for over available ground.  Applications consist of a prescribed application form, proposed exploration program with estimated expenditure and the prescribed application fee.  An exploration permit number is assigned when the application is received.  The Queensland Ming Department then assesses the application to determine whether a company is a suitable candidate and proposes to spend sufficient funds on exploration on the license.  If the Department considers a company to be a suitable candidate, the Department then assesses the environmental impact of the proposed exploration program and also commences the native title process.  The native title process involves advertising the application for the purpose of determining whether there are any objections to the licence being granted. If there are no objections, the permit is granted.

The exploration permit is granted for five years provided the company continues to comply with the licenses conditions.  There is a statutory requirement to reduce the area of the exploration licence by fifty percent before the end of years three, four and five.

Rent is required to be paid each year in advance.  Rent will be paid by Redpath Clay Corp.

An annual expenditure report is due each year, as a statement of the amount that has been spent on the ground.  A annual technical report is also due each year, as a statement of the exploration work that has been undertaken on the ground and what work is proposed to be undertaken for the coming year.

The exploration permit expires at the end of year five but a renewal application can be lodged prior to the expiry to, if granted, extend the permit for up to another five years.  A summary of work completed on the ground together with a detailed explanation of the work proposed for the ground is required to accompany the renewal application.

If we propose to mine a measured resource we will need to notify Redpath Clay Corp. who will then apply for a Mining Lease.  As the Exploration Permit holder Redpath Clay Corp.  has automatic priority to the ground to be the subject of the mining Lease.  Applications consist of a prescribed application form, details of the proposed development, the financial resources to fund the proposal and the prescribed application fee.  A mining lease number is assigned when the application is received.  The Department then assesses the application to determine the suitability of the proposal.  The application will then pass through the environmental and native title process.  An agreement will need to be negotiated with the native title holders/claimants as part of the native title process.

A mineral lease may be granted for such term as the Department thinks fit.  Redpath Clay Corp. is required to state the term of the lease required at the time of application.  The term required is stated on the application form.

An annual expenditure report is due each year, as a statement of what has been spent on the ground.  An annual technical report is also due each year, as a statement of what work has been done on the ground and what work is proposed for the coming year.

Employees

Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties.

Employees and Employment Agreements

At present, we have no employees, other than Mr. Curson. Mr. Curson is currently our only officer. He is also a member of our board of directors. Mr. Curson does not have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employees.

We intend to hire geologists, engineers and excavation subcontractors on an as needed basis. We have not entered into any negotiations or contracts with any of them. We do not intend to initiate negotiations or hire anyone until we receive proceeds from our offering.

Plan Of Operation

Our plan of operation for the twelve months following the date of this prospectus is to implement the proposed exploration program set out above. We anticipate that the total cost of this program could be up to $25,300.

As well, we anticipate spending an additional $17,015 on professional fees, including fees payable in connection with the filing of this registration statement, complying with reporting obligations and general administrative costs. Total expenditures over the next 12 months are therefore expected to be $42,725.

We currently have enough funds on hand to complete our initial phase 1 of exploration on the property and to pay for expenses associated with this offering.  To complete our proposed extraction program will require additional funding. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock.  However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund the second phase of the exploration program.  We believe that debt financing will not be an alternative for funding the complete exploration program.  We do not have any arrangements in place for any future equity financing.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period.  As a result, we will need to seek additional funding in the near future.  We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.  Our management is prepared to provide us with short-term loans, although no such arrangement has been made.  At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months.  We do not have any arrangements in place for any future equity financing.

We have not and do not intend to seek debt financing by way of bank loan, line of credit or otherwise.  Financial institutions do not typically lend money to mineral exploration companies with no stable source of revenue.

If we do not secure additional funding for exploration expenditures, we may consider seeking an arrangement with a joint venture partner that would provide the required funding in exchange for receiving a part interest in the mineral claims.  We have not undertaken any efforts to locate a joint venture partner.  There is no guarantee that we will be able to locate a joint venture partner who will assist us in funding exploration expenditures upon acceptable terms.  We may also pursue acquiring interests in alternate mineral properties in the future.

Results Of Operations For Period Ending March 31, 2008

We did not earn any revenues during the period ending March 31, 2008.  We have not commenced the exploration stage of our business, other than the review of data and reports associated with the mineral claims, and can provide no assurance that we will discover economic mineralization on the property.

We incurred operating expenses in the amount of $3,749 for the period from our inception on February 10, 2006 to March 31, 2008. These operating expenses were comprised of general administrative costs.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

MANAGEMENT

Officer and Directors

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Our officer was elected by the board of directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. At the present time we have only one officer, Mr. Greg Curson. The board of directors has no nominating, auditing or compensation committees. We currently have one officer and one director. Mr. Curson intends to recruit an experienced geologist to join our board.

The name, address, age and position of our present officer and directors is set forth below:

Name and Address	Age	Positions
Greg Curson #6 Harston Avenue, Mosmon, Sydney, Australia	52	President, Secretary, Treasurer and Director

The person named above has held his office/position since inception of our company and is expected to hold his office/position until the next annual meeting of our stockholders.

Background of Officer and Directors

Greg Curson has been our President and Chief Executive Officer and a member of our board of directors since inception. Mr. Curson has devoted approximately 25% or 10 hours per week of his professional time to our business and intends to continue to devote this amount of time in the future.

Since 2000, Mr. Curson has been the President of World Brands Management Pty. Ltd., the sole Australian and New Zealand distributor for Diesel, Nautica and Pony.

In 1973, Mr. Curson graduated from the Advanced College of Business Technology Ultimo Sydney with a Diploma in Real Estate.

Conflicts of Interest

We do not foresee any conflicts of interest. Any conflicts of interest will be handled on a case by case basis. We have no formal policy to handle conflicts of interest. The reference to "direct conflict of interest" is to conflicts over the acquisition of a certain property or mineral claims which both the company and a director may be interested in. As we do not intend to acquire additional mining properties we do not foresee any direct conflicts. Mr. Curson may acquire additional properties. This will not result in any conflict of interest other for the devotion of Mr. Curson's time to company interests

EXECUTIVE COMPENSATION

There has been no compensation awarded to, earned by, or paid to our executive officer or directors since incorporation.

Option/SAR Grants

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs and freestanding SARs have been made to any executive officer or any director since our inception, accordingly, no stock options have been exercised by our sole officer or either of our directors since we were founded.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

The members of the board of directors are not compensated by us for acting as such.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officer and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholder listed below has direct ownership of his shares and possesses sole voting and disposition power with respect to the shares.

Name and Address Beneficial Owner [1]	Number of Common Shares	Percentage of Class [2]
Greg Curson #6 Harston Avenue, Mosmon, Sydney, Australia	2,000,000	35%
All Officers and Directors as a Group (1 person)	2,000,000	35%

[1] The person named above may be deemed to be a parent and promoter of our company by virtue of his direct and indirect stock holdings. Mr. Curson is the only promoter of our company.

[2] The percent of class is based on 5,690,000 shares of common stock issued and outstanding as of the date of this prospectus.

Future Sales by Existing Stockholders

We currently have a total of 42 stockholders. A total of 5,690,000 shares of common stock were issued to the existing stockholders, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Rule 144 restrictions provide that no restricted shares may be sold during the first 6 months following their initial issuance. For the next year thereafter the greater of 1% per quarter of the issued and outstanding shares of the particular class or such number as is determined by a formula based on average weekly trading volume may be sold. So long as the seller remains an affiliate (i.e. 10% holder) these volume restrictions remain indefinitely. In the event that the seller is not or ceases to be an affiliate, the subject shares become free of hold restrictions after 1 year.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is currently no public market for the securities.

Our shares qualify as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our securities in the aftermarket.

If and when we create a market for its common stock, our common stock is a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

1.           Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

2.           Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

3.           Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

4.           The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for our stock.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 30,000,000 shares of common stock, par value $0.001 per share. The following are the all of the material terms that apply to our holders of our common stock:

They have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

They are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

They do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

They are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

We will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

We have not yet appointed a stock transfer agent for our securities. We intend to appoint a stock transfer agent before effectiveness of this prospectus.

CERTAIN TRANSACTIONS

In February 2006, we issued a total of 2,000,000 shares of restricted common stock to Mr. Curson, an officer and director of our company for cash of $2,000.

To date we have borrowed approximately $2,000 from our officer and director. The loan does not bear interest and has not been repaid as of date. There are no documents reflecting the loan and it is not due on any specific date. The director and officer will accept repayment of the loan when money is available.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to December 31, 2007 included in this prospectus have been audited by LBB & Associates Ltd., LLP, Independent Registered Public Accountants, of Houston, Texas, as set forth in their report included in this prospectus.

LEGAL MATTERS

The validity of the common stock offered hereby and certain legal matters have been passed on by The Loev Law Firm, PC.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis. The statements will be audited by an Independent Registered Public Accountant.

Our audited financial statement from inception to December 31, 2007 and the unaudited financial statements for the period ended March 31, 2008 immediately follow:

******************************************************************************

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Ayers Exploration Inc.
(An Exploration Stage Company)
Mosmon, Sydney Australia

We have audited the accompanying balance sheets of Ayers Exploration Inc. (the “Company”) as of December 31, 2007 and 2006 and the related statements of operations, stockholders' equity (deficit), and cash flows for the year ended December 31, 2007 and for the period from February 10, 2006 (inception) to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ayers Exploration Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the year ended December 31, 2007 and for the period from February 10, 2006 (inception) to December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the Company's absence of significant revenues, recurring losses from operations, and its need for additional financing in order to fund its projected loss in 2008 raise substantial doubt about its ability to continue as a going concern. The 2007 and 2006 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LBB & Associates Ltd., LLP

Houston, Texas
July 26, 2008

 AYERS EXPLORATION INC.
(An Exploration Stage Company)
BALANCE SHEETS

	March 31, 2008 $	December 31, 2007 $	December 31, 2006 $
	(Unaudited)	(Audited)	(Audited)

ASSETS

CURRENT ASSETS

Cash	52,299	55,377	56,386
Prepaid expenses	1,918	–	–

Total current assets	54,217	55,377	56,386

Mineral property interest	2,000	2,000	2,000

Total assets	56,217	57,377	58,386

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES

CURRENT LIABILITIES

Accounts payable and accrued liabilities	500	1,612	500
Due to related party	2,000	2,000	2,000

Total current liabilities	2,500	3,612	2,500

Total liabilities	2,500	3,612	2,500

SHAREHOLDERS’ EQUITY

Common stock, $.001 par value, 30,000,000 shares authorized, 5,690,000 shares issued and outstanding	5,690	5,690	5,690
Additional paid in capital	50,310	50,310	50,310
Deficit accumulated during the exploration stage	(2,283)	(2,235)	(114)

Total stockholders’ equity	53,717	53,765	55,886

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	56,217	57,377	58,386

The accompanying notes are an integral part of these financial statements

AYERS EXPLORATION INC.
 (An Exploration Stage Company)
STATEMENTS OF OPERATIONS

	Three Months Ended March 31, 2008 $	Year ended December 31, 2007 $	February 10, 2006 (Inception) to December 31, 2006 $	February 10, 2006 (Inception) to March 31, 2008 $
	(Unaudited)	(Audited)	(Audited)	(Unaudited)
EXPENSES

General and administrative	67	3,127	555	3,749

Total Expenses	67	3,127	555	3,749

OTHER INCOME

Interest income	19	1,006	441	1,466

Total Other Income	19	1,006	441	1,466

NET LOSS	(48)	(2,121)	(114)	(2,283)

NET LOSS PER SHARE: BASIC AND DILUTED	(0.00)	(0.00)	(0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	5,690,000	5,690,000	3,755,488

The accompanying notes are an integral part of these financial statements

AYERS EXPLORATION INC.
 (An Exploration Stage Company)
STATEMENTS OF CASH FLOWS

	Three Months Ended March 31, 2008 $	Year ended December 31, 2007 $	February 10, 2006 (Inception) to December 31, 2006 $	February 10, 2006 (Inception) to March 31, 2008 $
	(Unaudited)	(Audited)	(Audited)	(Unaudited)
CASH FLOWS USED IN OPERATING ACTIVITIES

Net profit (loss)	(48)	(2,121)	(114)	(2,283)

Changes in operating assets and liabilities:

Prepaid expenses	(1,918)	–	–	(1,918)
Accounts payable and accrued liabilities	(1,112)	1,112	500	500

Net Cash Provided by (Used in) Operating Activities	(3,078)	(1,009)	386	(3,701)

CASH FLOWS FROM FINANCING ACTIVITIES

Advances from related party	–	–	2,000	2,000
Cash received from sale of common stock	–	–	54,000	54,000

Net Cash Provided by Financing Activities	–	–	56,000	56,000

NET INCREASE (DECREASE) IN CASH	(3,078)	(1,009)	56,386	52,299

CASH – BEGINNING OF PERIOD	55,377	56,386	–	–

CASH – ENDING OF PERIOD	52,299	55,377	56,386	52,299

Supplemental Cash Flow Information:

Cash paid for:
Interest	–	–	–	–
Income taxes	–	–	–	–

Non-cash transactions:
Stock issued for mineral property interest	–	–	2,000	2,000

The accompanying notes are an integral part of these financial statements

AYERS EXPLORATION INC.
(An Exploration Stage Company)
STATEMENTS OF STOCKHOLDERS' EQUITY
Period from February 10, 2006 (Inception) through March 31, 2008

	Common stock
	Shares	Amount $	Additional paid-in capital $	Deficit accumulated during the exploration stage $	Total $
Issuance of common stock for cash	5,690,000	5,690	50,310	–	56,000
Net loss	–	–	–	(114)	(114)
Balance, December 31, 2006	5,690,000	5,690	50,310	(114)	55,886
Net loss	–	–	–	(2,121)	(2,121)
Balance, December 31, 2007	5,690,000	5,690	50,310	(2,235)	53,765
Net loss (unaudited)	–	–	–	(48)	(48)
Balance, March 31, 2008 (unaudited)	5,690,000	5,690	50,310	(2,283)	53,717

The accompanying notes are an integral part of these financial statements

AYERS EXPLORATION INC.
 (An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS

Ayers Exploration Inc. ("the Company") was incorporated in Nevada on February 10, 2006, to engage in acquisition and exploration of mineral properties.

Basis of presentation

The accompanying unaudited interim financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information.  The interim periods may not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the period ended December 31, 2007 included in the these financial statements. The interim unaudited information should be read in conjunction with the audit information included in these financial statements.  In the opinion of management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the three months ended March 31, 2008 are not necessarily indicative of the results that may be expected for the year ending December 31, 2008.

Going concern

These financial statements have been prepared in accordance with United States generally accepted accounting principles, on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has not started income generating operations. Losses are anticipated in the development of its business and there can be no assurance that the Company will be able to achieve or maintain profitability.

The continuing operations of the Company and the recoverability of the carrying value of assets is dependent upon the ability of the Company to obtain necessary financing to fund its working capital requirements, and upon future profitable operations. The accompanying financial statements do not include any adjustments relative to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

There can be no assurance that capital will be available as necessary to meet the Company's working capital requirements or, if the capital is available, that it will be on terms acceptable to the Company. The issuances of additional equity securities by the Company may result in dilution in the equity interests of its current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase the Company's liabilities and future cash commitments. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success may be adversely affected.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Exploration Stage Company

The Company complies with Financial Accounting Standards Board Statement No. 7 ‘‘Accounting and Reporting by Development Stage Enterprises’’ in its characterization of the Company as an exploration stage enterprise.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Financial Instruments

The Company's financial instruments consist of cash, prepaid expenses, accounts payable and due to related party. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. Because of the short maturity of such assets and liabilities the fair value of these financial instruments approximate their carrying values, unless otherwise noted.

Mineral Interests

Mineral property acquisition costs are capitalized in accordance with EITF 04-2. Mineral property exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. To date the Company has not established any reserves on its mineral properties.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, ‘‘Foreign Currency Translation’’, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at the exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

Basic Loss per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to plan of action based on the then known facts.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for indicators of impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If the review indicates that the carrying amount of the asset may not be recoverable, the potential impairment is measured based on a projected discounted cash flow method using a discount rate that is considered to be commensurate with the risk inherent in the Company’s current business model. For purposes of recognition and measurement of an impairment loss, a long-lived asset is grouped with other assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets.

Income Taxes

The asset and liability approach is used to account for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. The Company records a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

NOTE 3 – MINING PROPERTY INTEREST

On July 9, 2006 the Company entered into a mining option agreement with Redpath Clay Corp. (”Redpath”), a company incorporated under the laws of Australia, which grants the Company the exclusive right and option (the “Option”) to acquire, subject to the reservation of a royalty by Redpath and the covenant by the Company to pay a production bonus, 100% of Redpath’s 100% owned interest in a mining property known as the Mt. Cotton Property (the “Property”) located in the State of Queensland, Australia.

In order to exercise the Option, the Company will issue the following shares of the Company’s common stock to Redpath:

(i)	200,000 shares upon signing of this option agreement (issued, see Note 5); and
(ii)	200,000 shares upon commencement of commercial production (not issued).

If and when the Option has been exercised, a 100% undivided right, title and interest in and to the Property will vest in the Company.

NOTE 4 – DUE TO RELATED PARTY

During the year ended December 31, 2006 a director and shareholder of the company advanced the Company $2,000. The advance was in the normal course of operations, unsecured, non-interest bearing and due on demand. At March 31, 2008 no repayment was made to this director and the balance of $2,000 is owed to this director.

NOTE 5 – COMMON STOCK

At inception on February 10, 2006, the Company issued 2,000,000 shares of stock to its founding shareholder for $2,000 cash.

In July, 2006, the Company issued 200,000 common shares to Redpath as partial consideration for exercising a mining property option (see Note 3), valued at $0.01 per share for total value of $2,000.

In July, 2006 the Company raised $33,000 cash from the sale of 3,300,000 common shares at $0.01 per share.

In September, 2006 the Company raised $19,000 cash from the sale of 190,000 common shares at $0.10 per share.

NOTE 6 – INCOME TAXES

The Company follows Statement of Financial Accounting Standards Number 109 (SFAS 109)"Accounting for Income Taxes." Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of operations because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry forward has been recognized, as it is not deemed likely to be realized.

The provision for refundable Federal income tax consists of the following:

	Year ended December 31, 2007	February 10, 2006 (Inception) to December 31, 2006
Refundable federal income tax attributable to:
Current operations	$720	$40
Less, change in valuation allowance	(720)	(40)
Net provision	$-	$-

The cumulative tax effect at the expected rate of 34% of significant items comprising the Company’s net deferred tax amount is as follows:

December 31, 2007
Deferred tax asset attributable to:
Net operating loss carryover	$760
Valuation allowance	(760)
Net deferred tax asset	$-

At December 31, 2007, the Company had an unused net operating loss carryover approximating $2,235 that is available to offset future taxable income, which expires beginning in 2026.

AYERS EXPLORATION INC.
PROSPECTUS

3,690,000 SHARES OF
COMMON STOCK

******************************************************************************

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to this Prospectus.
2.	Article XI of the Bylaws of the company, filed as Exhibit 3.2 to this Prospectus.
3.	Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$15
Printing Expenses	1,000.00
Accounting Fees and Expenses	4,000.00
Legal Fees and Expenses	11,000.00
Federal Taxes	0.00
State Taxes	0.00
Transfer Agent Fees	1,000.00

TOTAL	$17,015.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

In July 2006 we completed an offering of an aggregate of 3,300,000 common shares at a price per share of $0.01 to the 20 individuals below for cash consideration of $33,000.   These shares were issued pursuant to Regulation S of the Securities Act.

Name and Address of Shareholders	Number of Shares Owned Before Offering
TERESA CURSON 6 HARSTON AVENUE MOSMON SYDNEY 2088	420,000
MARTIN CHIMES 26 COWAN DRIVE COTTAGE POINT SYDNEY 2084	450,000
MEL SPEERS 44 CHIPPEN STREET CHIPPENDALE SYDNEY 2008	270,000
PETER BARON 7/20 RICKETTY STREET MASCOT SYDNEY 2088	150,000

Name and Address of Shareholders	Number of Shares Owned Before Offering
MATHEW GUARERRA 3/192 PARRAMATTA ROAD STANMORE SYDNEY 2048	10,000
ANDREW ALOE 20 CAMBELL AVENUE LEICHHARDT SYDNEY 2040	15,000
CHRIS WYBENGA 9/51 PITT STREET SYDNEY 2000	90,000
JOSE TERAN ROCIO NO. 6 BARCENA DE PIE DE CONCHA CANTABRIA SPAIN 39420	10,000
ISABEL TERAN ROCIO NO. 6 BARCENA DE PIE DE CONCHA CANTABRIA SPAIN 39420	20,000
DEANNA WHITEFORD 50/134 BULWARRA RD PRYMONT SYDNEY 2026	25,000

Name and Address of Shareholders	Number of Shares Owned Before Offering
JADE CURSON 6 HARSTON AVE MOSMAN SYDNEY 2088	45,000
ANDREW BETTS MAROUBRA SYDNEY 2035	300,000
FIRYAL SHANNIR 130 BROOME ST MAROUBRA SYDNEY 2035	340,000
BRIAN HAMILTON 6/22 CENTRAL AVE MANLY SYDNEY 2095	480,000
LISA ALOE 20 CAMPBELL AVE LEICHHARDT SYDNEY 2040	450,000
ANDREW MORRELL 8/42 GROVE ST LILLYFIELD SYDNEY 2040	60,000

Name and Address of Shareholders	Number of Shares Owned Before Offering
TONY ALOE 20 CAMPBELL AVE LEICHHARDT SYDNEY 2040	15,000
MICHAEL BASKIN 14/101 GRAFTON ST BONDI JUNCTION SYDNEY 2022	30,000
DOM PARDO 38/21 TENNYSON RD BREAKFAST POINT SYDNEY 2137	45,000
CARMEN BUENAGA 6 HENRY ST COOGEE SYDNEY 2031	75,000

In July 2006, we issued 200,000 shares to Redpath Clay Corp. pursuant to the Mt. Cotton Property Option Agreement. These shares were issued pursuant to Regulation S of the Securities Act.

In September 2006 we completed an offering for an aggregate of 190,000 common shares at a price per share of $0.10 to the 20 individuals below for cash consideration of $19,000. These shares were issued pursuant to Regulation S of the Securities Act.

Name and Address of Shareholders	Number of Shares Owned Before Offering
LIN CRAMER 270 RAINBOW ST COOGEE SYDNEY 2034	25,000
RAJNISH SHARMA 18 BRAYNT ST ROCKDALE SYDNEY 2216	17,000
MARIA ALOE 20 CAMPBELL AVE LEICHHARDT SYDNEY 2040	45,000
BENJAMIN HUDSON 398 PITT ST SYDNEY 2000	1,000
PAMELA THEOPHILOU 26 ELAROO AVENUE PHILLIP BAY SYDNEY 2036	3,000
JAKE CHIMES 20 BUWDARRA ROAD BELLEVUE HILLS SYDNEY 2023	1,000

Name and Address of Shareholders	Number of Shares Owned Before Offering
ALLISON GRAY 213/50 MURRAY ST PYRMONT SYDNEY 2009	2,000
JOHN CONNELLY 4/114-116 BROOK ST SYDNEY 2034	2,000
MARK GALLAGHER 4/24 OBERON ST SYDNEY 2031	2,000
MARIA GIORDANO 1 MARY STREET1 LEICHHARDT SYDNEY 2040	2,500
CHARLIE ALOE 20 CAMPBELL AVE LEICHHARDT SYDNEY 2040	1,000
CAMERON SPEERS 213/50 MURRAY ST DARLING HARBOUR SYDNEY 2000	42,800

Name and Address of Shareholders	Number of Shares Owned Before Offering
SAM GUARERRA 42 ZOELLER STREET CONCORD SYDNEY 2137	20,000
ANTHONY SPEERS 302/50 MURRAY STREET DARLING HARBOUR SYDNEY 2009	6,000
FRANCES GUARERRA 42 ZOELLER ST CONCORD SYDNEY 2137	2,000
RINA MORREL 8/42 GROVE ST LILYFIELD SYDNEY 2046	5,000
VINCE PARDO 21 TENNYSON ROAD BREAKFAST POINT SYDNEY 2137	5,000
MADLEN PARDO 21 TENNYSON ROAD BREAKFAST POINT SYDNEY 2137	4,200

TERESA TERAN GIORDANO P/ JOSE LUIS HIDALGO N 6 5C TORRE LAVEGA CANTABRIA SPAIN 39400	2,000
JULIO TERAN PENA P/ JOSE LUIS HIDALGO N 6 5C TORRE LAVEGA CANTABRIA SPAIN 39400	1,500

Regulation S Compliance

Each offer or sale above was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

In addition, we issued 2,000,000 restricted shares of common stock to Mr. Curson under Section 4(2) of the Securities Act of 1933 in June 2006. Mr. Curson is a sophisticated investor, is an officer and director of the company, and was in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.

ITEM 27. EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.	Document Description
3.1	Articles of Incorporation
3.3	Bylaws
5.1	Opinion of The Loev Law Firm, PC regarding the legality of the Securities being registered.
10.1	Mineral Property Option Agreement
23.1	Consent of LBB & Associates Ltd., LLP Certified Public Accountants.
23.2	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

1.	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
2.
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and not withstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the commission pursuant to rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the calculation of registration fee table in the effective registration statement.

3.	Include any additional or changed material information on the plan of distribution.
4.
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

5.	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
6.
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;
b.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
c.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

d.	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form S-1 Registration Statement and has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sydney, New South Wales on this XXth day of August, 2008.

AYERS EXPLORATION INC.

BY:	/s/ Greg Curson
Greg Curson
President, Secretary, Treasurer and a member of the Board of Directors

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Greg Curson, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Greg Curson Greg Curson	President, Treasurer, Secretary, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and member of Board of Directors	August, 2008